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                      RESTATED CERTIFICATE OF INCORPORATION
                              OF THE STANLEY WORKS

         Section 1. That The Stanley Works, a corporation organized and hitherto and still conducting its business under the joint stock laws of this state, and located and having its principal office at New Britain, may, and shall hereafter, have the right to exercise its corporate franchise, and have and enjoy all the rights, powers and privileges herein granted, and whenever it shall have accepted this resolution by a vote of its shareholders, at a meeting duly called for that purpose, may conduct and carry on its business under the provisions hereof, exclusively, in the same way and manner and to the same extent in all respects as if said corporation had been originally organized under a charter containing like provisions; and the capital stock of said corporation, the shareholders therein, and the number of shares by them respectively held, shall be the same as now existing in said joint stock corporation, inclusive of original and increased capital stock thereof.

         Section 2. Said Stanley Works shall be and remain a body politic and corporate by the name of The Stanley Works, located at said New Britain, and shall have and enjoy its said corporate franchise, and all the rights and privileges herein granted, for the purpose of manufacturing, buying, and selling, and dealing in all kinds of metal and hardware, and all articles composed in whole or in part of metal, wood, or other substance, which it shall deem expedient, and to do such other things as are incident to the prosecution of said business, and to exercise such mercantile powers as may be convenient and necessary for the successful prosecution of said business, and in and by said corporate name said corporation shall be and is hereby vested with the title to all the goods, chattels, lands, buildings, machinery, property, choses in action, trademarks, and effects of whatever nature heretofore acquired by and now belonging to said corporation, and is hereby authorized and empowered in addition thereto to purchase, take, hold, occupy, and enjoy to itself and assigns any such property, real, personal, or of whatever other nature, including letters patent, as will enable it the better to carry on said business to advantage, and the same may manage, control, convey, lease, sell, and dispose of at pleasure, and may take and execute leases of real estate.

         Section 3. The stock of said corporation shall consist of 210,000,000 shares, divided into 200,000,000 common


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shares of the par value of $2.50 per share and 10,000,000 preferred shares, without par value. The Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred shares including, without limitation, any voting rights thereof, to divide the preferred shares into and to issue the same in series, to fix and determine the variations among series to the extent permitted by law, and, within the limits from time to time of the authorized but unissued common shares to provide that preferred shares, or any series thereof, may be convertible into the same or a different number of common shares.

         Shareholders, whether of common or preferred shares, shall have no pre-emptive rights with respect to any of the common or preferred shares. Upon conversion of preferred shares into common shares, the preferred shares surrendered in such conversion shall be retired unless the Board of Directors takes specific action that the same be canceled.

         Without limiting the powers now possessed by it, said corporation is vested with all the privileges and powers enumerated in the general corporation laws of this state as now existing or hereafter amended. Its officers and directors shall have the powers given to directors and officers of corporations in said general corporation laws. Said corporation is authorized to add to and otherwise amend its corporate powers and purposes in the extent and manner permitted to corporations organized under said general corporation laws, provided that the subject matter of such changes could have been lawfully inserted in the original certificate of incorporation of a corporation organized under said general corporation laws and provided further that certificates of such changes be filed with the secretary of the state as therein provided.

         Section 4. The stock, property and affairs of said corporation shall be managed by a Board consisting of not less than nine nor more then eighteen directors, the exact number to be determined by the Board of Directors from time to time. The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the 1983 Annual Meeting of Shareholders, or any special meeting in lieu thereof, four Class I, five Class II and five Class III directors shall be elected for initial terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively,

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and when their respective successors are elected and qualified. At each annual meeting of shareholders after 1983, the directors chosen to succeed those in the class whose terms expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term as may be appropriate in the particular case in order to assure that the number of directors in each class shall remain constant, and when their respective successors are elected and qualified. The directors may increase the number of directorships by the concurring vote of directors holding a majority of the directorships. Any vacancy on the Board that is created by an increase in the number of directors may be filled for the unexpired term by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase. Any other vacancy which occurs on the Board may be filled for the unexpired term by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, and though such majority is less than a quorum, or by action of the sole remaining director in office. Newly created directorships or any decrease in directorships resulting from increases or decreases in the number of directors shall be so apportioned among the classes of directors as to make all the classes as nearly equal in number as possible. No reduction of the number of directorships shall remove or shorten the term of any director in office.

         Any director may be removed from office but only for cause by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by said corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any terms of this Certificate of Incorporation of said corporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 4 unless expressly provided by such terms.

         In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining preferred directors may fill the vacancy for the unexpired term.

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         Section 5. The existing by-laws of said corporation shall continue in force until the same are altered or repealed by the Board of Directors or a vote of the shareholders; the shareholders, at any legal meeting, shall have power to alter or repeal said by-laws, and to make or establish such other by-laws, rules and regulations, not inconsistent with the laws of this state or with Section 10 of this Certificate of Incorporation, as they may deem expedient for the management of the affairs of the corporation, and may alter or repeal the same; and said directors may, as often as the interests of the shareholders require and the affairs of said corporation will permit, declare a dividend of profits on each share, which shall be paid by the treasurer of said corporation.

         Section 6: (a) The affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving an "Interested Shareholder" (as hereinafter defined); provided, however, that the 80% voting requirement shall not be applicable if:

         (1) The "Continuing Directors" (as hereinafter defined) of the corporation by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Interested Shareholder's having become an Interested Shareholder; or

         (2) The following conditions are satisfied:

                (A) The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) of the property, securities or "Other Consideration" (as hereinafter defined) to be received per share by holders of capital stock of the corporation in the Business Combination, other than the Interested Shareholder involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as hereinafter defined) paid by the Interested Shareholder in acquiring any of its holdings of the corporation's capital stock; and

                (B) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or

September 15, 1998

                                      -4-
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         inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of outstanding shares of capital stock of the corporation other than any Interested Shareholder.

         Such 80% vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

         (b) For purposes of this Section 6:

                (1)  The term "Business Combination" shall mean

                         (A) any merger, consolidation or share exchange of the
                corporation or a subsidiary of the corporation with or into an Interested Shareholder, in each case without regard to which entity is the surviving entity;

                         (B) any sale, lease, exchange, transfer or other
                disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary of the corporation) or a subsidiary of the corporation to an Interested Shareholder (in one transaction or a series of transactions);

                         (C) any sale, lease, exchange, transfer or other
                disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of an Interested Shareholder to the corporation or a subsidiary of the corporation;

                         (D) the issuance or transfer of any securities of the
                corporation or a subsidiary of the corporation by the corporation or any of its subsidiaries to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the corporation);

                         (E) any recapitalization that would have

September 15, 1998


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                the effect of increasing the voting power of an Interested
                Shareholder;

                         (F) the issuance or transfer by an Interested
                Shareholder of any securities of such Interested Shareholder to the corporation or a subsidiary of the corporation (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Interested Shareholder);

                         (G) the adoption of any plan or proposal for the
                liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder; or

                         (H) any agreement, contract or other arrangement
                providing for any of the transactions described in this definition of Business Combination.

                (2) The term "Interested Shareholder" shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article by the shareholders of the corporation [collectively, and as so in effect, the "Exchange Act"]), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the corporation that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                (3) The term "Substantial Part" shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

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                (4) The term "Other Consideration" shall include, without
         limitation, Common Stock or other capital stock of the corporation retained by shareholders of the corporation other than Interested Shareholders or parties to such Business Combination in the event of a Business Combination in which the corporation is the surviving corporation.

                (5) The term "Continuing Director" shall mean a director who is unaffiliated with any Interested Shareholder and either (A) was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Shareholder involved in a Business Combination became an Interested Shareholder or (B) was designated (before his or her initial election or appointment as director) as a Continuing Director by a majority of the then Continuing Directors.

                (6) The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Section 6 shall mean the following: if there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Interested Shareholder for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Interested Shareholder for any share or shares of any class of securities of capital stock of the corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Interested Shareholder shall be taken into account regardless of whether the shares were purchased before or after the Interested Shareholder became an Interested Shareholder. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers' fees and other expenses paid by the Interested Shareholder with respect to the shares of capital stock of the corporation acquired by the Interested Shareholder. In the case of any Business Combination with an Interested Shareholder the Continuing Directors shall determine the Highest Per Share Price and

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         the Highest Equivalent Price for each class and series of capital stock of the corporation.

                (7) The term "Fair Market Value" shall mean (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and
         (B) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

         (c) The determination of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of an Interested Shareholder or a Business Combination shall be conclusive and binding.

         (d) Nothing contained in this Section 6 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (e) The fact that any Business Combination complies with the provisions of paragraph (a)(2) of this Section 6 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         (f) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the

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                                      -8-
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corporation, the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock shall be required to amend, alter, change, or repeal, or adopt any provisions inconsistent with, this Section 6.

         Section 7. Said corporation by vote of its directors may, from time to time, acquire and hold its own stock for distribution among its employees, and may so distribute and sell such stock at not less than par among such of its employees, not including any director, as in the judgment of its directors will best promote the interests of said company or the welfare of its employees, in such manner and upon such terms as said directors may by vote determine, provided said corporation shall not at any time acquire or hold more than ten percentum of its outstanding capital stock for such purposes, and provided no such stock shall be acquired when said company is insolvent or so as to render it immediately insolvent. Said corporation shall not vote upon shares of its own stock so acquired or held.

         Section 8. Said company is hereby authorized to transmit power, for use in its manufacturing business only, from the town of Kent to its manufacturing plant in New Britain by means of poles, wires, fixtures, or otherwise, over land or private rights of way which it may purchase from the owners thereof or persons interested therein, and in so doing may cross over highways with its wires, without running along said highways, however; said rights to cross such highways to be exercised in conformity with the provisions of sections 3903 to 3910, both inclusive, of the general statutes.

         Section 9. (The act validating certain conveyances from the American Tube and Stamping Company to The Stanley Works approved April 12, 1927 and an act validating a conveyance from The Stanley Works to Northeastern Steel Corporation approved April 20, 1955 are both omitted because no longer significant as a part of the Certificate of Incorporation of The Stanley Works.)

         Section 10. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the corporation; and no bylaw shall be adopted by shareholders which shall impair or impede the implementation

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of the foregoing.

         Section 11. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages in excess of the compensation received by the director for serving the corporation during the year of the violation to the extent such exemption from liability is permitted under the Connecticut Stock Corporations Act as the same exists. If the Connecticut Stock Corporations Act is amended hereafter to authorize corporate action further limiting or eliminating the personal liability of directors for monetary damages, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the amended Connecticut Stock Corporations Act. Any repeal or modification of this Section or adoption of an inconsistent provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.




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